EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form SB-2, our reports dated November 30, 2006 and October 27, 2006 relating to the interim financial statements and financial statement schedules for the nine and three months ended September 30, 2006 and the interim restated financial statements and financial statement schedules for the three and six months ended June 30, 2006. We also consent to the reference to us under the caption “Experts” in this prospectus.

/s/Berman Hopkins Wright & Laham, CPAS, LLP

BERMAN HOPKINS WRIGHT & LAHAM, CPAS, LLP
Melbourne, Florida
January 16, 2007